EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 4/14/26 to 5/27/26, the date of the event which required filing of this Schedule 13D/A. All trades were effected in the open market.

Trade Date	Buy/Sell	Shares	Price
4/17/2026	Buy	19,669	12.25
5/5/2026	Buy	4,812	11.73
5/7/2026	Buy	16,709	12.00
5/12/2026	Buy	7,237	11.76
5/13/2026	Buy	7,758	11.75
5/14/2026	Buy	14,082	11.94
5/18/2026	Buy	22,308	11.85
5/19/2026	Buy	1,599	11.69
5/20/2026	Buy	500	11.77
5/21/2026	Buy	3,900	11.83
5/26/2026	Buy	2,900	11.82
5/27/2026	Buy	241,593	11.93